                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                               DECEMBER 7, 1995
               Date of Report (Date of Earliest Event Reported)


                              NASHUA CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


                                   DELAWARE
                (State or Other Jurisdiction of Incorporation)


                1-5492-1                                 02-0170100
       (Commission File Number)             (I.R.S. Employer Identification No.)


44 FRANKLIN STREET, NASHUA, NEW HAMPSHIRE                   03060
(Address of Principal Executive Offices)                (Zip Code)


                                (603) 880-2323
             (Registrant's Telephone Number, Including Area Code)


                                NOT APPLICABLE
        (Former Name or Former Address, if Changed Since Last Report)

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                   INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5 - OTHER EVENTS
---------------------

On December 7, 1995, Nashua Corporation issued the following press release:

                      NASHUA CORPORATION ANNOUNCES PLANS
                        TO SELL TAPE PRODUCTS DIVISION

          COMPANY CONTINUES TO STREAMLINE COMMERCIAL PRODUCTS GROUP

    Nashua, NH, December 7, 1995 - Nashua Corporation (NYSE.NSH) today announced that it intends to sell its Tape Products Division, a division of its $320 million Commercial Products Group. The Tape Products Division, based in Watervliet, New York, manufactures and sells a broad range of tape products for HVAC, industrial and general purpose applications.

    To assist with the divestiture, Nashua has retained the services of Chemical Securities, Inc. The Company hopes to complete the sale in early 1996. Following the divestiture, Nashua's Commercial Products Group will be composed of three divisions: Specialty Coated Products, Label Products and Imaging Supplies.

    Joseph A. Baute, president and chief executive officer of Nashua Corporation, stated, "Recently, Nashua realigned its Commercial Products Group, creating three new, yet closely related, divisions focused on our traditional core markets. We believe that selling our tape business is a natural extension of this realignment due to its substantially different markets, distribution channels and cost structure. The sale should allow us to devote more management, technical and financial resources to our newly created business units."

    Nashua Corporation offers a diverse mix of products including thermal papers, pressure-sensitive labels, specialty papers and tapes, copier, ink jet and laser printer supplies, aluminum substrates, and amateur photofinishing services.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   NASHUA CORPORATION


December 13, 1995                  By /s/ Daniel M. Junius
                                      -----------------------------
                                      Daniel M. Junius
                                      Vice President-Finance
                                      and Chief Financial Officer